                                                                    EXHIBIT 23.4

                       CONSENT OF DILLON, READ & CO. INC.

     We consent to the use of Appendix D, containing our opinion letter dated July 16, 1997 to the Board of Directors of The Louisiana Land and Exploration Company ("LL&E"), in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the combination of LL&E and Burlington Resources Inc. and to the reference to our firm name under the headings "SUMMARY" and "THE MERGER" in the Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Commission promulgated thereunder.

                                              /s/ DILLON, READ & CO. INC.

                                          --------------------------------------
                                          DILLON, READ & CO. INC.

New York, New York
July 30, 1997